NSAR ITEM 77O
VK LIT Growth & Income Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1             Lucent       Salomon Smith      515      0.029      8/01/01
                  Technologies      Barney

2             Anthem Inc.    Goldman        9,400      0.020     10/29/01
                                    Sachs

    3             Prudential      Goldman      42,400      0.039     12/12/01
                  Financial, Inc.   Sachs


Other Principal Underwriters for #1
Morgan Stanley
Salomon Smith Barney
Bear Stearns & Co Inc.
J.P. Morgan
Merrill Lynch & Co.
SG Cowen Securities Corp.

Other Principal Underwriters for #2
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Dresdner Kleinwort Wasserstein Securities LLC
A.G. Edwards & Sons, Inc.
McDonald Investments Inc.
Utendahl Capital Partners, L.P.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Epoch Securities, Inc.
First Union Securities, Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
Prudential Securities Incorporated
Sandler O'Neill & Partners, L.P.
SunTrust Capital Merkets, Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blaylock & Partners, L.P.
Dowling & Partners Securities, LLC
C.L. King & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Melvin Securities, L.L.C.
NatCity Investments, Inc.
Neuberger Berman, LLC
Ramirez & Co., Inc.
Stephens Inc.
Stifel, Nicholaus & Company, Incorporated
May Davis Group, Inc.

Other Principal Underwriters for #3
Goldman Sachs & Co.
Prudential Securities Incorporated
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
The Williams Capital Group, L.P.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Blaylock & Partners, L.P.
First Union Securities, Inc.
Ramirez & Co., Inc.
UBS Warburg LLC
ABN AMRO Rothschild LLC
Allen & Company Incorporated
BNY Capital Markets, Inc.
A.G. Edwards & Sons, Inc.
HSBC Securities (USA) Inc.
Edward D. Jones & Co., L.P.
Keefe, Bruyette & Woods, Inc.
BMO Nesbitt Burns Corp.
Putnam Lovell Securities Inc.
RBC Dain Rauscher Inc.
Robertson Stephens, Inc.
Sandler O'Neill & Partners, L.P.
Sturdivant & Co., Inc.
U.S. Bancorp Piper Jaffray Inc.
Wells Fargo Van Kasper, LLC
Advest, Inc.
M.R. Beal & Company
Chatsworth Securities LLC
City National Bank of New Jersey
Doley Securities, Inc.
Gerard Klauer Mattison & Co., Inc.
Guzman & Company
J.J.B. Hilliard, W.L. Lyons, Inc.
Jackson Securities Incorporated
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
The Malachi Group, Inc.
May Davis Group, Inc.
McDonald Investments Inc.
Ormes Capital Markets, Inc.
Muriel Siebert & Co., Inc.
Utendahl Capital Partners, L.P.